EXHIBIT 24.1
POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

          That the undersigned, Michael Deggendorf, does hereby constitute and appoint Barbara B. Curry or Mark G. English, his true and lawful attorney and agent, with full power and authority to execute in the name and on behalf of the undersigned individual a Report on Form 3, Form 4 or Form 5, and all amendments thereto; hereby granting unto such attorney and agent full power of substitution and revocation in the premises; and hereby ratifying and confirming all that such attorney and agent may do or cause to be done by virtue of these presents.

          IN WITNESS WHEREOF, I have hereunto set my hand and seal this 5th day of May, 2008.

/s/ Michael Deggendorf Signature Name Printed: Michael Deggendorf

COMMONWEATH OF MASSACHUSETTS COUNTY OF SUFFOLK	) ) ss. )

          On this 5th day of May, 2008, before me the undersigned, a Notary Public, personally appeared Michael Deggendorf, to me known to be the person described in and who executed the foregoing instrument, and who, being by me first duly sworn, acknowledged that he executed the same as his free act and deed and proved his identification with his Missouri Driver’s License.

          IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal the day and year last above written.

/s/ Marianne D’Amico Notary Public in and for said County and Commonwealth of Massachusetts

My Commission Expires: October 12, 2012